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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 1998

                             DIGITAL SOLUTIONS, INC.
               (Exact name of Registrant as specified in charter)

       New Jersey             0-18492              22-1899798
(State or other jurisdic-   (Commission           (IRS Employer
 tion of incorporation)      File Number)      Identification No.)

300 Atrium Drive, Somerset, N.J.                        08873
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (732) 748-1700


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         (Former name or former address, if changed since last report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On December 17, 1998, Digital Solutions, Inc.(the "Company") held a Special Meeting of Shareholders in Somerset, New Jersey. Shareholders of record at October 30, 1998 were entitled to attend and vote at the meeting. At the record date there were outstanding 19,356,833 shares of Common Stock, of which 12,632,968 (65%)were represented by proxy or in person at the Special Meeting. Voting of the shares of Common Stock was on a noncumulative basis.

         The purpose of the Special Meeting was to consider and vote upon the following proposals:

1. APPROVAL OF THE ACQUISITION OF THE TEAMSTAFF COMPANIES. To approve and adopt two separate agreements entitled Plan and Agreement of Merger and Reorganization, dated as of October 29, 1998 (together, the "Merger Agreement") providing for the acquisition of the TeamStaff Entities, the result of which the TeamStaff Entities will become wholly-owned subsidiaries of the Company and pursuant to which the Company agreed (i) to issue up to an aggregate of 9,633,334 shares of Common Stock and (ii) to pay approximately $3.1 million for the payment of debt and preferred stock.

RESULTS OF VOTING UPON PROPOSAL TO ACQUIRE THE TEAMSTAFF COMPANIES

         The Shareholders of the Company voted 12,320,088 shares (98% of those voting) in favor of the proposal. Shareholders holding 235,640 shares (2% of those voting) voted against the proposal and shareholders holding 77,240 shares either withheld approval or abstained from voting.

2. CHANGE OF NAME. To consider and approve a proposal to amend the Company's Certificate of Incorporation to change the name of the Company from Digital Solutions, Inc. to "TeamStaff, Inc."

RESULTS OF VOTING UPON PROPOSAL TO CHANGE NAME.

         The Shareholders of the Company voted 12,217,552 (97% of those voting) shares in favor of the proposal to change the Company's name. Shareholders holding 246,124 shares (2% of those voting) voted against the proposal and shareholders holding 169,292 shares abstained from the vote.

ITEM 5. OTHER EVENTS.

         Pursuant to the terms of the Agreement to acquire the TeamStaff Companies, Digital Solutions agreed to appoint to its Board of Directors a representative of the TeamStaff Companies. On December 17,1998, the Board of Directors of the Company was


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expanded by one member. Mr. Kirk Scoggins, the President of the TeamStaff
Companies, was appointed effective upon closing of the acquisition to occupy this vacancy.

         The Company expects to consummate the acquisition of the TeamStaff Companies upon receipt of necessary financing from its lender. The Company expects to complete the change of its name to TeamStaff, Inc., Inc. within approximately 60 days.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

         3. Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit G to the Company's Proxy Statement dated November 12, 1998 as filed with the Securities and Exchange Commission).

         99.  Press Release dated December 18, 1998.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  DIGITAL SOLUTIONS, INC.
                                                        (Registrant)

                                                  By  /s/ Donald T. Kelly
                                                      ---------------------
                                                      Donald T. Kelly
                                                      Chief Financial Officer

Dated: December 22, 1998


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